                                                                    Exhibit 4.3


                 SUPPLEMENT AND AMENDMENT TO BASE INDENTURE, dated as of December 20, 1996 (this "Amendment"), between NATIONAL CAR RENTAL FINANCING LIMITED PARTNERSHIP, a special purpose Delaware limited partnership ("NFLP"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee"), to the Base Indenture, dated as of April 30, 1996, between NFLP and the Trustee (the "Base Indenture").


                             PRELIMINARY STATEMENTS

                 WHEREAS, NFLP and the Trustee have entered into that certain Series 1996-2 Supplement, dated as of December 20, 1996 (the "Series 1996-2 Supplement"), to the Base Indenture, creating the Floating Rate Rental Car Asset Backed Variable Funding Note, Series 1996-2 (the "Series 1996-2 Note"), which Series is a Segregated Series of Notes; and

                 WHEREAS, Section 2.3(b)(ii)(I) of the Base Indenture provides that in connection with the issuance of a Segregated Series of Notes, amendments will be made to the Base Indenture and the other Related Documents, if necessary, to provide for the creation of such Segregated Series;

                 NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto hereby agree, upon the terms and subject to the conditions set forth below, as follows:

                 SECTION 1. Defined Terms. Capitalized terms used but not defined in this Amendment, including the preamble and the recitals (WHEREAS clauses) hereof, shall have the meanings assigned to such term in the Base Indenture.

                 SECTION 2. Amendments to Base Indenture.  The Base
Indenture is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, hereby amended as follows:

                 (a) Clause (x) of Section 2.2(f)(i) of the Base Indenture is amended in its entirety to read as follows:

         "(x)    the new Series of Notes will be treated as indebtedness of
         NFLP (or, in the case of the Series 1996-2 Note, indebtedness of NFLP or National) for Federal and Minnesota state income tax purposes and".

                 (b) Section 2.3(b)(i) of the Base Indenture is amended by adding after the proviso thereto the following additional proviso:

         "; provided, further, however, that no Series of Shared Collateral Series Notes (as defined in the Series 1996-2 Supplement) may be issued unless, in addition to the other conditions set forth in this
         Section 2.3 and otherwise in this Indenture, the NFC Collateral Agent, the Liquidity Agent and each Series 1996-2 Support Credit Enhancer (in each case as defined in the Series 1996-2 Supplement) shall have (A) received an Opinion of Counsel, in a form substantially acceptable to the NFC Collateral Agent, the Liquidity Agent and each Series 1996-2 Support Credit Enhancer, dated the applicable Closing Date, to the effect that such issuance will not have a material adverse effect upon the Series 1996-2 Note, or any other Noteholder of any Shared Collateral Series Notes, or any assignee of any thereof, and (B) consented in writing to such issuance."

                 (c) Section 2.5 of the Base Indenture is amended in its entirety to read as follows:

                 "Section 2.5.  Form of Notes; Book Entry Provisions; Title.

                 (a) Restricted Global Note. Any Series of Notes (other than Variable Funding Notes), or any class of such Series to be issued in the United States will be in registered form and sold initially to institutional accredited investors within the meaning of Regulation D under the Securities Act in reliance on an exemption from the registration requirements of the Securities Act and thereafter to qualified institutional buyers within the meaning of, and in reliance on, Rule 144A under the Securities Act ("Rule 144A") as provided in the applicable Supplement and shall be issued in the form of and represented by one or more permanent global Notes in fully registered form without interest coupons (each, a "Restricted Global Note"), substantially in the form set forth in the applicable Supplement, with such legends as may be applicable thereto, which shall be deposited on behalf of the subscribers for the Notes represented thereby with a custodian for DTC, and registered in the name of DTC or a nominee of DTC, duly executed by NFLP and authenticated by the Trustee as provided in Section 2.4 for credit to the accounts of the subscribers at DTC. The aggregate initial principal amount of a Restricted Global Note may from time to time be increased or decreased by adjustments made on the records of the custodian for DTC, DTC or its nominee, as the case may be, as hereinafter provided.

                 (b) Temporary Global Note; Permanent Global Note. Any Series of Notes (other than Variable Funding Notes), or any class of such Series, offered and sold outside of the United States will be offered and sold in reliance on Regulation S ("Regulation S") under the Securities Act and shall initially be issued in the form of one or more temporary global Notes (each, a "Temporary Global Note") in fully registered form without interest coupons substantially in the form set forth in the applicable Supplement with such legends as may be applicable thereto, registered in the name of DTC or a nominee of DTC, duly executed by NFLP and authenticated by the Trustee as provided in Section 2.4, for credit to the subscribers' accounts at Morgan Guaranty Trust Company of New York, Brussels Office, as operator of Euroclear or Cedel. Interests in a Temporary Global Note will be exchangeable, in whole or in part, for interests in a permanent global note (a "Permanent Global Note") in fully registered form without interest coupons, representing Notes of the same Series, substantially in the form set forth in the applicable Supplement, in accordance with the provisions of the Temporary Global Note and this Indenture. Until the Exchange Date, interests in a Temporary Global Note may only be held by the agent members of Euroclear and Cedel.
         The aggregate initial principal amount of the Temporary Global Note and the Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the custodian for DTC, DTC or its nominee, as the case may be, as hereinafter provided.

                 (c) Variable Funding Note. Any Series of Variable Funding Notes shall initially be sold to investors in reliance on an exemption from the registration requirements of the Securities Act. Such Series of Notes shall be issued in the form of one or more Variable Funding Notes (each, a "Variable Funding Note") in fully registered form without interest coupons substantially in the form set forth in the applicable Supplement with such legends as may be applicable thereto, duly executed by NFLP and authenticated by the Trustee as provided in Section 2.4. The aggregate initial principal amount of a Variable Funding Note may from time to time be increased or decreased in accordance with the applicable Supplement by adjustments made on the records of the Note Register."

                 (d) Section 2.9(a) of the Base Indenture is amended by renumbering clause (vii) thereof as clause (viii), and by adding immediately prior to such clause (viii) a new clause (vii) to read as follows:

                 "(vii)   Transfers of Variable Funding Notes.  The Variable
         Funding Notes shall not be transferable except in the limited circumstances, if any, described in the applicable Supplement; provided, however, that the Variable Funding Note issued under the Series 1996-2 Supplement may be pledged as security (and transferred) in accordance with the terms of the NFC Collateral Agreement and the Related Documents."

                 (e) Section 2.10 of the Base Indenture is amended in its entirety to read as follows:

                 "Section 2.10.  Legending of Notes.

                 (a) Unless otherwise provided for in a Supplement and except as permitted by the following sentence, in addition to any legend required by Section 2.16, each Note (other than any Variable Funding Note) shall bear a legend in substantially the following form:

                          THIS NOTE HAS NOT BEEN REGISTERED UNDER THE
                 SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES OR "BLUE SKY" LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF NATIONAL CAR RENTAL FINANCING LIMITED PARTNERSHIP (THE "ISSUER") THAT THIS CLASS A-1 NOTE IS BEING ACQUIRED FOR ITS OWN ACCOUNT AND NOT WITH A VIEW TO DISTRIBUTION AND MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO THE ISSUER (UPON REDEMPTION THEREOF OR OTHERWISE), (2) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) OUTSIDE THE UNITED STATES TO A NON U.S. PERSON (AS DEFINED IN REGULATION S OF THE SECURITIES ACT) IN A TRANSACTION IN COMPLIANCE WITH REGULATION S OF THE SECURITIES ACT, OR (4) IN A TRANSACTION COMPLYING WITH OR EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE RESALE RESTRICTIONS SET FORTH ABOVE.

         Upon any transfer, exchange or replacement of Notes bearing such legend, or if a request is made to remove such legend on a Note, the Notes so issued shall bear such legend, or such legend shall not be removed, as the case may be, unless there is delivered to NFLP and the Trustee or the Luxembourg Agent, if the Notes are listed on the Luxembourg Exchange, such satisfactory evidence, which may include an opinion of counsel, as may be reasonably required by NFLP that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S. Upon provision of such satisfactory evidence, the Trustee, at the direction of NFLP, shall authenticate and deliver a Note that does not bear such legend.

                 (b) Unless otherwise provided for in a Supplement, each Variable Funding Note shall bear a legend in substantially the following form:

                          THIS VARIABLE FUNDING NOTE HAS NOT BEEN REGISTERED
                 UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES OR "BLUE SKY" LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF NATIONAL CAR RENTAL FINANCING LIMITED PARTNERSHIP (THE "COMPANY") THAT THIS NOTE IS BEING ACQUIRED FOR ITS ACCOUNT AND NOT WITH A VIEW TO DISTRIBUTION. THIS VARIABLE FUNDING
                 NOTE IS NOT PERMITTED TO BE TRANSFERRED, ASSIGNED OR OTHERWISE PLEDGED OR CONVEYED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE INDENTURE REFERRED TO HEREIN."

                 (f) Section 2.16(a) of the Base Indenture is amended by adding after the words "For each Series of Notes to be issued in registered form" at the beginning thereof the parenthetical "(other than any Variable Funding Notes)".

                 (g) Section 6.1(c) of the Base Indenture is amended in its entirety to read as follows:

                 "(c)     Unless otherwise specified in the applicable
         Supplement, amounts distributable to a Noteholder pursuant to this
         Section 6.1 shall be payable by check mailed first-class postage prepaid to such Noteholder at the address for such Noteholder appearing in the Note Register except that with respect to (i) Notes registered in the name of a Clearing Agency or its nominee, such amounts shall be payable by wire transfer of immediately available funds released by the Paying Agent from the Distribution Account no later than 2:00 p.m. (New York City time) for credit to the account designated by such Clearing Agency or its nominee, as applicable, or
         (ii) any Series of Segregated Notes, such amounts shall be payable by wire transfer of immediately available funds released by the Paying Agent from the Distribution Account no later than 2:00 p.m. (New York City time) for credit to the account designated by or on behalf of each Noteholder thereof or its nominee, as applicable."

                 (h) Section 7.15 of the Base Indenture is amended in its entirety to read as follows:

                 "Section 7.15. Binding Effect of Lease. In the case of each Series of Notes, the Lease applicable thereto is in full force and effect and there is no existing Lease Event of Default or Manufacturer Event of Default thereunder nor has any event occurred which with the giving of notice, the passage of time or both would constitute a Lease Event of Default or Manufacturer Event of Default."

                 (i)      Section 8.3 of the Base Indenture is amended by:

                 (i) amending subsection (a) thereof by adding after the words "Section 24.6(i) of the Lease" at the end thereof the words "or, in the case of the Series 1996-2 Lease, Section 24.7(i) thereof",

                 (ii) amending subsection (b) thereof by adding after the words "Section 24.6(ii) of the Lease" at the end thereof the words "or, in the case of the Series 1996-2 Lease, Section 24.7(ii) thereof",

                 (iii) amending subsection (c) thereof by adding after the words "Section 24.6(vi) of the Lease" at the end thereof the words "or, in the case of the Series 1996-2 Lease, Section 24.7(vi) thereof",

                 (iv) amending subsections (d), (e) and (f) thereof by adding after the words "of the Lease" at the end thereof the words "other than in the case of the Series 1996-2 Lease", and

                 (v) amending subsection (g) thereof by adding after the words "Section 24.6(xii) of the Lease" at the end thereof the words "or, in the case of the Series 1996-2 Lease, Section 24.7(xi) thereof".

                 (j) Section 8.14(a) of the Base Indenture is amended in its entirety to read as follows:

                 "(a)     Prior to acquiring or financing the acquisition of
         any Program Vehicles under any Lease for any model year after the 1996 model year, (i) NFLP will have received an executed Assignment Agreement with respect to National's rights under such Manufacturer Program for such model year (to the extent National will be acquiring Financed Vehicles (other than Texas Vehicles) under such Lease under such Manufacturer Program), (ii) NFLP shall have delivered an executed Assignment Agreement with respect to NFLP's rights under such Manufacturer Program for such model year, (iii) if any series of Notes or, in the case of the Series 1996-2 Note, any Commercial Paper Notes are then being rated by Standard & Poor's and/or Duff & Phelps and/or Moody's, NFLP shall have received a written confirmation from Standard & Poor's and/or Duff & Phelps and/or Moody's, as applicable, that the acquisition of Vehicles pursuant to such Manufacturer Program will not result in the reduction or withdrawal of any rating issued by Standard & Poor's and/or Duff & Phelps and/or Moody's, as applicable, in respect of any outstanding Series of Notes or any outstanding Commercial Paper Notes and (iv) if there is a material change to a Manufacturer Program during a model year, NFLP shall have received written confirmation from Standard & Poor's and/or Duff & Phelps and/or Moody's, as applicable, that the acquisition of Vehicles pursuant to such Manufacturer Program will not result in the reduction or withdrawal of any rating issued by Standard & Poor's and/or Duff & Phelps and/or Moody's, as applicable, in respect of any outstanding Series of Notes or any outstanding Commercial Paper Notes. A copy of the rating confirmations set forth in clauses (iii) and (iv) will promptly be delivered to the Trustee for delivery to the Noteholders of any outstanding Series of Notes."

                 (k) Section 8.18 of the Base Indenture is amended in its entirety to read as follows:

                 "Section 8.18. Sales of Assets. NFLP will not sell, lease, transfer, liquidate or otherwise dispose of any Assets, except as contemplated by the Related Documents and provided that the proceeds received by NFLP are paid directly to the Collection Account to which such proceeds are applicable or the Master Collateral Account or deposited by NFLP into the Collection Account to which such proceeds are applicable or the Master Collateral Account within 2 Business Days after receipt thereof by NFLP (except that amounts payable to NFLP with respect to Exchanged Vehicles by the related Manufacturer under its Manufacturer Program shall be paid into the Exchange Account)."

                 (l) Section 8.21 of the Base Indenture is amended in its entirety to read as follows:

                 "Section 8.21.  Name; Principal Office.

                 NFLP will neither (a) change the location of its chief executive office or principal place of business (within the meaning of the applicable UCC) without sixty (60) days' prior notice to the Trustee, the Master Collateral Agent and the Rating Agencies nor (b) change its name without prior notice to the Trustee, the Master Collateral Agent and the Rating Agencies sufficient to allow the Trustee and the Master Collateral Agent to make all filings (including filings of financing statements on form UCC-1) and recordings necessary to maintain the perfection of the interest of the Trustee in the Collateral pursuant to this Indenture and the perfection of the interest of the Master Collateral Agent in the Master Collateral pursuant to the Master Collateral Agency Agreement. In the event that NFLP desires to so change its office or change its name, NFLP will make any required filings and prior to actually changing its office or its name NFLP will deliver to the Trustee, the Master Collateral Agent and the Rating Agencies (i) an Officer's Certificate and (except with respect to a change of the location of NFLP's chief executive office or principal place of business to a new location in the same county) an Opinion of Counsel confirming that all required filings have been made to continue the perfected interest of the Trustee in the Collateral and the perfected interest of the Master Collateral Agent in the Master Collateral in respect of the new office or new name of NFLP and (ii) copies of all such required filings with the filing information duly noted thereon by the office in which such filings were made."

                 (m) Section 8.28 of the Base Indenture is amended in its entirety to read as follows:

                 "Section 8.28. Use of Proceeds of Notes. NFLP shall use the proceeds of Notes solely for one or more of the following purposes:
         (a) other than in the case of any proceeds of the Series 1996-2 Note, to pay amortizing Notes when due, in accordance with this Indenture;
         (b) to acquire, finance or refinance the acquisition of Eligible Vehicles applicable to such Notes in accordance with the Lease applicable to such Notes; and (c) in the case of the issuance of the Series 1996-2 Note, to refinance the aggregate outstanding principal amount of the Loans referred to in Section 3.1(a) of the Series 1996-2 Supplement as contemplated by such Section."

                 (n) Section 9.1(e) of the Base Indenture is amended in its entirety to read as follows:

                 "(e)(i) any Lease Event of Default described in Section 17.1.1(i) or 17.1.5 of any Lease shall occur, whether or not subsequently waived by NFLP, or (ii) any other Lease Event of Default shall occur under any Lease whether or not subsequently waived by NFLP;".

                 (o) Section 9.1(h) of the Base Indenture is amended in its entirety to read as follows:

                 "(h) in the case of any Series of Notes, the Lease applicable thereto is terminated for any reason;".

                 (p) Section 9.2(d) of the Base Indenture is amended in its entirety to read as follows:

                 "(d)     NFLP Fleet Finance Agreement.  Notwithstanding
         anything to the contrary contained herein, if a Liquidation Event of Default or a Limited Liquidation Event of Default shall have occurred and be continuing, the Trustee shall take such action to cause Vehicles manufactured by GM to be turned back to GM in such manner as NFLP has instructed the Trustee in writing (and NFLP hereby agrees to provide such instructions) to preserve any and all rights of the party entitled thereto to receive payments from GM under the NFLP Fleet Finance Agreement in respect of deficiencies in the sale prices of such Vehicles as described thereunder; provided that the Trustee shall not return such Vehicles to GM if it is instructed not to do so by Holders of Notes evidencing 66-2/3% or more of the Aggregate Invested Amount; provided further, that the Noteholders shall not be entitled to direct the Trustee to cause Vehicles manufactured by GM to be turned back or sold in any manner that would not preserve the rights of the party entitled thereto to receive payments under the NFLP Fleet Finance Agreement described above."

                 (q) Section 12.1 of the Base Indenture is amended by replacing the phrase "Without the consent of any Noteholder but with the consent of the Rating Agencies, NFLP, the Trustee, and any applicable Enhancement Provider," contained therein with the phrase "Without the consent of any Noteholder but with the consent of the Rating Agencies (or, in the case of any Rating Agency, the confirmation by such Rating Agency that upon giving effect to each such Supplement the Rating Agency Condition will be met with respect to such Rating Agency), NFLP, the Trustee, and any applicable Enhancement Provider, and, in the case of each such Supplement that relates to or will affect the Series 1996-2 Note, the NFC Collateral Agent and the Liquidity Agent (in each case as defined in the series 1996-2 Supplement),".

                 (r) The first sentence of Section 12.2 of the Base Indenture is amended in its entirety to read as follows:

                 "Except as provided in Section 12.1, the provisions of this Indenture and any Supplement (unless otherwise provided in such Supplement) and each other Related Document to which NFLP is a party may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to in writing by NFLP, National, the Trustee, any applicable Enhancement Provider, the Rating Agencies (unless, in the case of any Rating Agency, such Rating Agency shall have instead confirmed in writing that upon giving effect to such amendment, modification or waiver the Rating Agency Condition will be met with respect to such Rating Agency), and the Requisite Investors (or the Required Noteholders of a Series of Notes, in respect of any amendment, modification or waiver of or to this Indenture, the Supplement with respect to such Series of Notes or any Related Document which affects only the Noteholders of such Series of Notes and does not affect the Noteholders of any other Series of Notes, as substantiated by an Opinion of Counsel to such effect, which Opinion of Counsel may, to the extent same is based on any factual matter, rely upon an Officer's Certificate as to the truth of such factual matter) and, to the extent relating to or affecting the Series 1996-2 Note, the NFC Collateral Agent and the Liquidity Agent (in each case as defined in the Series 1996-2 Supplement)."

                 (s) The Definitions List set forth in Schedule I to the Base Indenture is amended by adding to the beginning thereof, below the heading "DEFINITIONS LIST", the following:

                 "In the case of any term, including without limitation each of the terms "Amortization Commencement Date", "Amortization Event", "Capitalized Cost", "Casualty", "Depreciation Charge", "Designated Period", "Eligible Manufacturer", "Eligible Vehicle", "Excluded Payments", "Federal Funds Rate", "Financed Vehicle", "Liquidation Event of Default", "Missing Equipment Charges", "Refinanced Vehicles" and "Termination Value", which is defined below but is otherwise defined in any Supplement creating or otherwise relating to any Series of Segregated Notes, each Article, Section, subsection, other definition or other provision of the Base Indenture containing such term shall (unless the context otherwise requires) apply to such Segregated Series with such term having the meaning set forth in such Supplement."

                 (t) The Definitions List set forth in Schedule I to the Base Indenture is further amended by amending in their entirety the following definitions as set forth below:

                 "'Aggregate Asset Amount' means, on any date of determination for any Series, without duplication, the sum of (i) the Net Book Value of all Eligible Vehicles leased under the Lease for such Series as of such date pursuant to Section 3.1 of such Lease, plus, (ii) all amounts receivable, as of such date, by NFLP or National from Eligible Manufacturers under and in accordance with their respective Eligible Manufacturer Programs (other than Excluded Payments), with respect to Eligible Vehicles (other than Exchanged Vehicles) applicable to such Series at any time owned, financed or refinanced by NFLP, plus (iii) all amounts (other than amounts specified in clause (ii) above) receivable, as of such date, by NFLP or National from any person or entity in connection with the Auction, sale or other disposition of Eligible Vehicles applicable to such Series at any time leased under such Lease (other than Excluded Payments), plus (iv) all accrued and unpaid Monthly Base Rent and Monthly Supplemental Payments (other than amounts specified in clauses (ii) and (iii) above) under such Lease, plus (v) cash and Permitted Investments on deposit in the Collection Account applicable to such Series, minus (vi) any Ineligible Asset Amount applicable to such Series."

                 "'Aggregate Invested Amount' means, with respect to any Series of Notes then Outstanding, the sum of the Invested Amounts with respect to such Series and all other Series of Related Collateral Series Notes applicable to such Series."

                 "'Amortization Event' with respect to each Series of Notes unless such term is otherwise defined in the Supplement relating to such Series, has the meaning specified in Section 9.1 of the Base Indenture."

                 "'Amortization Period' means, with respect to any Series of Notes unless such term is otherwise defined in the Supplement relating to such Series, the period following the Revolving Period (as defined in any related Supplement) which shall be the Accumulation Period, the Controlled Amortization Period, or the Rapid Amortization Period, each as defined in the related Supplement."

                 "'Annual Certificate' is defined in Section 24.6(ix) of the Lease (other than in the case of the Series 1996-2 Lease)."

                 "'Available Subordinated Amount Losses' with respect to a Series to which such term is applicable shall have the meaning specified in the related Supplement."

                 "'Availability Payment', in the case of any Lease to which such term is applicable, is defined in Section 5.2 of such Lease."

                 "'Base Indenture' means the Base Indenture, dated as of April 30, 1996, between NFLP and the Trustee, as supplemented and amended by the Supplement and Amendment to the Base Indenture, dated as of December 20, 1996, and as further amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, exclusive of Supplements creating a new Series of Notes."

                 "'Base Lease' means (i) other than in connection with any Series of Segregated Notes, the Master Motor Vehicle Lease and Servicing Agreement, dated as of April 30, 1996, between NFLP, as the lessor thereunder, and National, as the lessee and servicer thereunder, and (ii) in connection with any Series of Segregated Notes, the 'Base Lease' as defined in the Supplement relating to such Series, in each case of clauses (i) and (ii) as the same may be amended, modified or supplemented from time to time in accordance with its terms, exclusive of Lease Annexes."

                 "'Business Day' means any day other than (i) a Saturday, Sunday, or (ii) any other day on which banks are authorized by law to close in New York City, New York or Minneapolis, Minnesota, or (iii) in connection with any Series of Notes, any other day not designated as a "Business Day" in the Supplement relating to such Series."

                 "'Carryover Controlled Amortization Amount' means, with respect to each Series of Note to which such term is applicable, the amount specified as such in the related Supplement."

                 "'Collateral' (i) is defined in Section 3.1 of the Base Indenture, other than in connection with any Series of Segregated Notes, and (ii) in connection with any Series of Segregated Notes, is defined in the Supplement relating thereto."

                 "'Collection Account' (i) is defined in Section 5.1 of the Base Indenture, other than in connection with any Series of Segregated Notes, (ii) in connection with the Series 1996-2 Note and any other Shared Collateral Series Note (as defined in the Series 1996-2 Supplement), means the NFC Collection Account under and as defined in the Series 1996-2 Supplement, and (iii) in connection with any Series of Segregated Notes other than the Series 1996-2 Note and any other Shared Collateral Series Notes, is defined in the Supplement relating thereto."

                 "'Collections' means for any Series (i) all payments (including, without limitation, Recoveries) and prepayments by, or on behalf of National under the Lease for such Series other than, in the case of the Series 1996-2 Lease, any such payments under Section 15 thereof to or for the account of any Person other than NFLP, (ii) all payments on the Master Collateral applicable to such Series allocable to the Trustee or the NFC Collateral Agent (as defined in the Series 1996-2 Supplement) as a Beneficiary, including payments (other than Excluded Payments) made by, or on behalf of, any Manufacturer or auction dealer, under the related Manufacturer Program (other than payments thereunder with respect to Exchanged Vehicles), (iii) all payments by, or on behalf of, any other Person as proceeds from the sale of Vehicles applicable to such Series (other than Exchanged Vehicles) or payments of insurance proceeds which are required to be deposited into the Master Collateral Account applicable to such Series, whether such payments are in the form of cash, checks, wire transfers or other forms of payments and whether in respect of principal, interests, repurchase price, fees, expenses or otherwise, and (iv) all amounts earned on Permitted Investments of funds in the Collection Account applicable to such Series. To the extent so specified in a Supplement, Collections shall also include all proceeds from the sale of the Notes issued under such Supplement.

                 "'Controlled Amortization Period' means, with respect to any Series of Notes to which such term is applicable, the period specified in the applicable Supplement."

                 "'Controlled Distribution Amount' means, with respect to any Class of Notes to which such term is applicable, the amount (or amounts) specified in the applicable Supplement."

                 "'Daily Report' is defined in Section 24.6(v) (or, in the case of the Series 1996-2 Lease, 24.7(v)) of the Base Lease."

                 "'Definitions List' means this Definitions List, as supplemented and amended by the Supplement and Amendment to the Base Indenture, dated as of December 20, 1996, and as further amended or modified from time to time in accordance with the terms of the Indenture."

                 "'Deposited Funds' with respect to any Series of Notes, means
         (i) to the extent relating to any Collateral applicable to such Series, all funds on deposit in the Collection Account applicable to such Series, and (ii) in the case of any such Series that is a Series of Segregated Notes, and to the extent relating to any Assigned Collateral (as defined in the Supplement relating to such Series) applicable to such Series, the "Deposit Account" as defined in the Related Document in which any Noteholder of any such Segregated Notes grants a security interest in such Assigned Collateral."

                 "'Distribution Date' means, unless otherwise specified in any Supplement for the related Series of Notes, the twentieth day of each calendar month, or, if such day is not a Business Day, the next succeeding Business Day, commencing (i) May 20, 1996 or (ii) in the case of any Series created after the date hereof, the first such twentieth day to occur after the Closing Date for such Series."

                 "'Expected Final Distribution Date' means, with respect to any Series of Notes to which such term is applicable, the date stated in the related Supplement as the date on which such Series of Notes is expected to be paid in full."

                 "'Financing Lease' means, with respect to any Series of Notes, the Base Lease applicable to such Series supplemented by Annex B to such Lease."

                 "'Fleet Finance Agreement' means the Fleet Financing Support Agreement dated as of June 7, 1995 between GM and the B Support Credit Enhancer under and as defined in the Series 1996-2 Supplement (as assignee of Citibank and Credit Suisse), as amended, supplemented, restated or otherwise modified or replaced from time to time, together with any other fleet financing support agreement between such parties covering the same subject matter (including, among other vehicles (if applicable), any Vehicles for the Series 1996-2 Note) as such Fleet Financing Support Agreement."

                 "'Indebtedness', as applied to any Person, means, without duplication, (a) all indebtedness for borrowed money, (b) that portion of obligations with respect to any lease of any property (whether real, personal or mixed) that is properly classified as a liability on a balance sheet in conformity with GAAP, (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (d) any obligation owed for all or any part of the deferred purchase price for property or services, which purchase price is (i) due more than six months from the date of the incurrence of the obligation in respect thereof or (ii) evidenced by a note or similar written instrument, (e) all indebtedness secured by any Lien on any property or asset owned by the Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, (f) all Contingent Obligations of such Person in respect of any of the foregoing, and (g) to the extent the term 'Indebtedness' appears in the Series 1996-2 Lease or the Series 1996-2 Supplement, all Liabilities of National under the Series 1996-2 Lease and all other Leases."

                 "'Initial Vehicles' means, in the case of any Series other than any Series of Segregated Notes, the Vehicles acquired by National from Old National under the Asset Purchase Agreement on April 4, 1995."

                 "'Intercreditor Agreement' means the Intercreditor and Subordination Agreement, dated as of June 7, 1995, among National, certain subordinated creditors listed on Schedule A thereto and certain senior creditors listed on Schedule B thereto, as modified by the Joinder by Senior Debt Holder, executed by The Bank of New York as of April 30, 1996, the Acceptance by Subordinated Debt Holder, executed by GM as of April 30, 1996, the Acceptance by Subordinated Debt Holder, executed by the B Support Credit Enhancer as of May 24, 1996, and the Acceptance by Subordinated Debt Holder, executed by The Bank of New York as of May 29, 1996, and as amended by the Amendment to Intercreditor and Subordination Agreement, dated as of December 20, 1996, and as further amended, supplemented or otherwise modified from time to time in accordance with the terms thereof."

                 "'Interest Collections' means on any date of determination for any Series of Notes, all Collections applicable to such Series which, pursuant to the Lease relating to such Series, represent Monthly Variable Rent, Monthly Finance Rent or the Availability Payment, plus any amounts earned on Permitted Investments in the Collection Account applicable to such Series which are available for distribution on such date."

                 "'Interest Period' means (i) with respect to any Series of Notes other than the Series 1996-2 Note, the period specified in the related Supplement between, with respect to the initial Interest Period, the Closing Date and the first Distribution Date, and thereafter, between Distribution Dates during which interest will accrue, and (ii) with respect to the Series 1996-2 Note, the Series 1996-2 Interest Period under and as defined in the Series 1996-2 Supplement."

                 "'Lease' means, for any Series of Notes, the Base Lease applicable to such Series together with all Lease Annexes applicable thereto, in each case as the same may be amended, modified or supplemented from time to time in accordance with its terms."

                 "'Lease Annex' means, with respect to any Series of Notes, Annex A or Annex B to the Base Lease applicable to such Series, as the same may be amended, supplemented or modified from time to time in accordance with its terms."

                 "'Market Value', with respect to any Series of Notes to which such term is applicable, shall have the meaning specified in the applicable Supplement."

                 "'Material Adverse Effect' means, with respect to any occurrence, event or condition:

                 (i) a materially adverse effect on the financial condition, business, assets or operations of National and its Consolidated Subsidiaries taken as a whole, other than a materially adverse effect on the business prospects of National and its Consolidated Subsidiaries taken as a whole that have similarly affected National's major competitors;

                 (ii) a materially adverse effect on the ability of (a) National to perform its material obligations under any of the Related Documents or (b) the Lessor to perform its material obligations under any of the Related Documents;

                 (iii) in the case of any Series of Notes, an adverse effect on (a) the enforceability of the Lease applicable thereto or (b) on the priority or perfection of the Trustee's or the Master Collateral Agent's Lien on a material portion of the Collateral applicable thereto or the Master Collateral applicable thereto; and

                 (iv) in the case of any Series of Segregated Notes, any other occurrence, event or condition defined as being a "Material Adverse Effect" in the related Supplement."

                 "'Maximum Lease Commitment' means, on any date of determination with respect to any Series of Notes, the sum (without duplication) of (i) the Aggregate Invested Amount on such date for such Series and all other Series of Related Collateral Series Notes applicable to such Series, plus (ii) with respect to all such Series of Notes that provide for Enhancement in the form of overcollateralization, the sum of the available subordinated amounts on such date for each such Series of Notes, plus (iii) the aggregate Net Book Values of all Vehicles leased under the Lease applicable to such Series on such date that were acquired, financed or refinanced with funds representing any portion of the Retained Interest, if any (other than available subordinated amounts), plus (iv) any amounts held in the Retained Distribution Account, if any, that the Lessor commits on or prior to such date to invest in new Vehicles (as evidenced by a Company Order) in accordance with the terms of such Lease and the Indenture."

                 "'Maximum Manufacturer Amount' with respect to a Series of Notes to which such term is applicable is defined in the related Supplement."

                 "'Maximum Non-Program Vehicle Amount' with respect to a Series of Notes to which such term is applicable is defined in the related Supplement."

                 "'Monthly Certificate' is defined in Section 24.6(vi) (or, in the case of the Series 1996-2 Lease, 24.7(vi)) of the Lease."

                 "'Monthly Vehicle Statement' is defined in Section 24.6(iv) (or, in the case of the Series 1996-2 Lease, 24.7(iv)) of the Lease."

                 "'NFLP Agreements' means, for any Series of Notes, the Lease relating to such Series, the Subleases (if applicable) relating to such Lease, the Assignment Agreements relating to such Series, the Indenture, the Master Collateral Agency Agreement, any Enhancement Agreement relating to such Series and any other agreements to which NFLP is a party and relating to such Series (other than such ordinary course agreements as are permitted pursuant to Sections 8.24 and 8.26 of the Base Indenture and other than Exchange Documents)."

                 "'NFLP Fleet Finance Agreement' means one or more (as in effect from time to time) fleet financing support agreements among GM, the Master Collateral Agent and NFLP and/or any Enhancement Provider which cover, among other vehicles (if applicable), any Vehicles for the Series 1996-1 Notes."

                 "'NFLP Obligations' means, for any Series of Notes, all principal and interest, at any time and from time to time, owing by NFLP on such Notes and on all other Related Collateral Series Notes applicable to such Series, and all costs, fees and expenses payable by, or obligations of, NFLP under the Indenture and/or the Related Documents applicable to such Series and such other Series."

                 "'Non-Program Vehicle Report', in the case of any Lease to which such term is applicable, is defined in Section 24.6(xi) of such Lease."

                 "'Non-Program Vehicle Termination Payment', in the case of any Lease to which such term is applicable, is defined in Section 12.3 of such Lease."

                 "'Operating Lease' means, with respect to any Series of Notes, the Base Lease applicable to such Series as supplemented by Annex A to such Lease."

                 "'Principal Collections' means, for any Series of Notes, any Collections applicable to such Series other than Interest Collections."

                 "'Qualified Institution' means a depositary institution or trust company (which may include the Trustee) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia; provided, however, that at all times such depositary institution or trust company is a member of the FDIC and has (i) from Standard & Poor's and Moody's a long-term indebtedness rating not lower than AA and Aa2, respectively, and a short-term indebtedness rating of A-1+ and P-1, respectively (and not lower than the comparable ratings from Duff & Phelps, if Duff & Phelps is a Rating Agency and provides such ratings with respect to such institution or company), or (ii) such other rating which has been approved by the Rating Agencies."

                 "'Rating Agency' means, with respect to each outstanding Series of Notes, any rating agency or agencies then issuing a rating for such Series of Notes at the request of NFLP or National or, if applicable, any 'Rating Agency' under and as defined in the Supplement relating to such Series."

                 "'Rating Agency Condition' means, with respect to any action, that each Rating Agency shall have notified NFLP, National, any Enhancement Provider and the Trustee (or in the case of any Commercial Paper Notes shall have notified National) in writing that such action will not result in a reduction or withdrawal of the rating (in effect immediately before the taking of such action) of any outstanding Series of Notes or Commercial Paper Notes with respect to which it is a Rating Agency and, with respect to the issuance of a Series of Notes, the 'Rating Agency Condition' also means that each Rating Agency that is referred to in the related Supplement as being required to deliver its rating with respect to such Series of Notes or the related Commercial Paper Notes, if any, shall have notified NFLP, National, any Enhancement Provider and the Trustee (or in the case of any Commercial Paper Notes shall have notified National) in writing that such rating has been issued by such Rating Agency."

                 "'Related Documents' means, collectively, for any Series of Notes, the Indenture, the Notes for such Series and all other Series of Related Collateral Series Notes applicable to such Series, any Enhancement Agreement relating to such Series, the Lease relating to such Series, the Master Collateral Agency Agreement, the Assignment Agreements relating to such Series, the Intercreditor Agreement, any Purchase Agreement relating to such Series or to any other Series of Related Collateral Series Notes applicable to such Series, any agreements relating to the purchase of any of the Notes for such Series or any other Related Collateral Series Notes applicable to such Series, and, in the case of any Series of Segregated Notes, any other 'Related Documents' under and as defined in the Supplement relating thereto."

                 "'Required Asset Amount' means, at any date of determination for any Series of Notes, the sum of (i) the Invested Amounts for all Series of Notes that do not provide for Enhancement in the form of overcollateralization and including, as applicable, such Series and all other Series of Related Collateral Series Notes applicable to such Series, plus (ii) the aggregate amount, with respect to all Series of Notes that provide for Enhancement in the form of overcollateralization and including, as applicable, such Series and all other Series of Related Collateral Series Notes applicable to such Series, of (a) the Invested Amount for each such Series of Notes (less the Invested Amount of any subordinated class of Notes constituting a portion of such Series of Notes) divided (in the case only of clause (ii) above) by (b) 100% minus the Enhancement Percentage for such Series of Notes."

                 "'Required Noteholders' means, in connection with any Series of Notes, Noteholders holding in excess of 50% of the aggregate Invested Amount of such Series of Notes (excluding, for the purposes of making the foregoing calculation, any Notes held by National, or any Affiliate of National other than, in connection with any Series of Segregated Notes, NFC)."

                 "'Requisite Investors' means, in connection with any Series of Notes, Noteholders holding in excess of 50% of the aggregate Invested Amount of such Series and of all other outstanding Series of Related Collateral Series Notes applicable to such Series (excluding, for the purposes of making the foregoing calculation, any notes held by National, or any Affiliate of National other than, in connection with any Series of Segregated Notes, NFC)."

                 "'Secured Parties' (i) is defined in Section 3.1 of the Base Indenture, other than in connection with any Series of Segregated Notes, and (ii) in connection with any Series of Segregated Notes, is defined in the Supplement relating thereto or means the Secured Party under and as defined in such Supplement, as applicable."

                 "'Texas Vehicle' means (i) an Eligible Vehicle acquired by National on or after the Lease Commencement Date for lease in the State of Texas, or (ii) in the case of any Series of Segregated Notes, a National Vehicle under and as defined in the Supplement related to such Series."

                 "'Vehicle' means, for any Series of Notes, a passenger automobile or light truck purchased, financed or refinanced by NFLP under the Lease applicable to such Series and pledged under the Master Collateral Agency Agreement for the benefit of the Trustee (on behalf of the applicable Noteholders), but solely during the Vehicle Term for such Vehicle."

                 (n) The Definitions List set forth in Schedule I to the Base Indenture is further amended by adding thereto in alphabetical order the following definitions:

                 "'all Notes' means (i) other than in connection with any Segregated Notes, all Notes other than any Segregated Notes, and (ii) in connection with any Segregated Notes in any Series, all Notes of such Series and all Related Collateral Series Notes applicable to such Series."

                 "'all Series of Notes' means (i) other than in connection with any Series of Segregated Notes, all Series of Notes other than any Segregated Notes, and (ii) in connection with any Series of Segregated Notes, such Series and all other Series of Related Collateral Series Notes applicable to such Series."

                 "'Commercial Paper Notes', if applicable to any Series of Notes, has the meaning specified in the Supplement relating thereto."

                 "'Moody's' means Moody's Investors Service, Inc., or any successor thereto."

                 "'NFC' means National Fleet Funding Corporation, a Delaware corporation."

                 "'Related Collateral Series Notes' means, for any Series of Notes, any other Notes the NFLP Obligations with respect to which are identified in the Base Indenture or any Supplement relating to such Series as being secured by the same Collateral as secures such Series."

                 "'Series 1996-2 Lease' means the Lease applicable to the Series 1996-2 Note."

                 "'Series 1996-2 Supplement' means the Series 1996-2 Supplement, dated as of December 20, 1996, to the Base Indenture, creating the Floating Rate Rental Car Asset Backed Variable Funding Note, Series 1996-2."

                 "'Variable Funding Note' is defined in Section 2.5(c) of the Base Indenture."

                 (o) The Definitions List set forth in Schedule I to the Base Indenture is further amended by amending the definitions of the terms "Approved Non-Program Vehicle Manufacturer", "Eligible Franchisee", "Exchange Account", "Exchange Agreement", "Exchange Assignment Agreement", "Exchange Financing Agreement", "Exchange Documents", "Exchange Lender", "Exchanged Vehicle", "Exchanged Vehicle Insurance Proceeds", "Exchanged Vehicle Repurchase Rights", "Lessee Agreements", "Non-Program Vehicle", "Retained Interest", "Retained Interest Amount", "Retained Interestholder", "Replacement Vehicle", "Sublease" and "Sublessee" by adding to the beginning of each such definition, after the word "means", the words ", in the case of any Series of Notes to which such term is applicable,".

                 (p) The Definitions List set forth in Schedule I to the Base Indenture is further amended by amending the definition of the term "Eligible Manufacturer Program" by adding to the end thereof the following proviso:

                 "provided, however, that if applicable to any Series of Segregated Notes, "Eligible Manufacturer Program" shall, in connection with such Series, mean, an Eligible Repurchase Program as defined in the Supplement relating to such Series".

                 (q) The Definitions List set forth in Schedule I to the Base Indenture is further amended by amending the definition of the term "Manufacturer Event of Default" by adding to the end thereof the following proviso:

                 "provided, however, that if applicable to any Series of Segregated Notes, "Manufacturer Event of Default" shall, in connection with such Series, mean a Manufacturer Default as defined in the Supplement relating to such Series".

                 (r) The Definitions List set forth in Schedule I to the Base Indenture is further amended by amending the definition of the term "Manufacturer Program" by adding to the end thereof the following proviso:

                 "provided, however, that if applicable to any Series of Segregated Notes, "Manufacturer Program" shall, in connection with such Series, mean a Repurchase Program as defined in the Supplement relating to such Series".

                 (s) The Definitions List set forth in Schedule I to the Base Indenture is further amended by amending the definition of the term "Permitted Investment" by adding to the end thereof the following proviso:

                 "provided, however, that if applicable to any Series of Segregated Notes, "Permitted Investment" shall, in connection with such Series, mean a Eligible Investment as defined in the Supplement relating to such Series".

                 (t) The Definitions List set forth in Schedule I to the Base Indenture is further amended by amending the definition of the term "Potential Manufacturer Event of Default" by adding to the end thereof the following proviso:

                 "provided, however, that if applicable to any Series of Segregated Notes, "Potential Manufacturer Event of Default" shall, in connection with such Series, mean a Potential Manufacturer Default as defined in the Supplement relating to such Series".

                 SECTION 3. Conditions of Effectiveness. This Amendment shall become effective when, and only when, the Master Collateral Agent, the Trustee, the Liquidity Agent (as defined in the Series 1996-2 Supplement) and the NFC Collateral Agent (as defined in the Series 1996-2 Supplement) shall have received counterparts of this Amendment executed by NFLP and the Trustee, and Sections 2 and 3 hereof shall become effective when:

                 (a) The Master Collateral Agent, the Trustee, the Liquidity Agent and the NFC Collateral Agent shall have additionally received all of the following documents, each document (unless otherwise indicated) being dated, or dated as of, the Series 1996-2 Closing Date (as defined in the Series 1996-2 Supplement) and in form and substance satisfactory to the Master Collateral Agent, the Trustee, the Liquidity Agent and the NFC Collateral Agent:

                 (i) The written consent of the Rating Agencies and all applicable Enhancement Providers to this Amendment,

                 (ii) Each of the documents set forth in Section 2.2 of the Base Indenture, Section 3.1(b) of the Series 1996-2 Supplement and
         Section 35 of the Lease (as defined in Schedule I to the Base
         Indenture giving effect to this Amendment) with respect to the Series 1996-2 Note, it being understood that the Trustee shall receive original Counterpart No. 1 of the Lease relating to the Series 1996-2 Note (as set forth on the cover page and signature page of such Lease);

                 (iii) A copy of the limited partnership agreement of NFLP, together with all other organizational documents of NFLP, duly certified by a Responsible Officer of NFLP;

                 (iv) Copies of resolutions of the Board of Directors of the General Partner of NFLP authorizing or ratifying the execution, delivery and performance of this Amendment, the Base Indenture as amended hereby, and the other Related Documents to which NFLP is party, duly certified by the Secretary or Assistant Secretary of such General Partner;

                 (v) Certified copies of all documents evidencing any necessary corporate or partnership action, as applicable, by the General Partner of NFLP or NFLP, as applicable, consents and governmental approvals (if any) with respect to this Amendment, the Base Indenture as amended hereby, and the other Related Documents to which NFLP is party;

                 (vi) A certificate of each of the Secretary or an Assistant Secretary of the General Partner of NFLP, certifying the names of the individual or individuals authorized to sign this Amendment and the other Related Documents to which NFLP is party, together with a sample of the true signature of each such individual (the

         Master Collateral Agent, the Trustee, the Liquidity Agent and the NFC Collateral Agent may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein);

                 (vii) The favorable opinion of Faegre & Benson LLP, counsel for NFLP and the General Partner of NFLP, addressed to National, the Trustee, the NFC Collateral Agent, the Master Collateral Agent, the Series 1996-2 Fronting Credit Enhancers, the Series 1996-2 Support Credit Enhancers, the Liquidity Agent, the Depositary, the Placement Agents, the Dealers and the Rating Agencies; and the favorable opinion of counsel to the Trustee addressed to NFLP, National, NFC, the NFC Collateral Agent, the Master Collateral Agent, the Liquidity Agent, the Series 1996-2 Fronting Credit Enhancers, the Series 1996-2 Support Credit Enhancers and the Rating Agencies; in each case, satisfactory in form and substance to the addressees thereof and including, among other things, in the case of the opinion of Faegre & Benson LLP, the opinion that NFLP's execution and delivery of this Amendment and its performance of the Base Indenture as amended hereby does not, and will not, adversely affect in any material respect the interests of any Noteholder;

                 (viii) Certificates of good standing for each of the General Partner of NFLP and NFLP in the jurisdiction of its organization and the jurisdiction of its principal place of business;

                 (ix) A written search report from a Person satisfactory to the Master Collateral Agent, the Trustee, the Liquidity Agent and the NFC Collateral Agent listing all effective financing statements that name NFLP as debtor or assignor and that are filed in the jurisdictions in which filings were made pursuant to clause (x) below, together with copies of such financing statements, and tax and judgment lien search reports from a Person satisfactory to the Master Collateral Agent, the Trustee, the Liquidity Agent and the NFC Collateral Agent showing no evidence of such liens filed against NFLP (other than in connection with any Related Documents);

                 (x)      Executed, proper financing statements on Form UCC-1,
         (i) naming NFLP as debtor and the Master Collateral Agent as secured party, or other, similar instruments or documents, as may be necessary or, in the reasonable opinion of the Master Collateral Agent, the Trustee, the Liquidity Agent or the NFC Collateral Agent, desirable under the UCC of all applicable jurisdictions to perfect the Master Collateral Agent's interest in the Master Collateral with respect to which the NFC Collateral Agent is designated as the Beneficiary, and
         (ii) naming NFLP as debtor and the Trustee as secured party, as may be necessary or, in the reasonable opinion of the Trustee, the Liquidity Agent or the NFC Collateral Agent, desirable under the UCC of all applicable jurisdictions to perfect the Trustee's interest in the Collateral;

                 (xi) A certificate of the Lessee and Servicer, executed by a Responsible Officer thereof, setting forth the representation and warranty of the Lessee and Servicer that, as of the effective date hereof, there are no Initial Vehicles that are part of the Refinanced Vehicles under any Lease; and

                 (xii) Such other documents as the Master Collateral Agent, the Trustee, the Liquidity Agent or the NFC Collateral Agent may reasonably request;

                 (b) All conditions to the effectiveness of the Series 1996-2 Supplement and the issuance of the Series 1996-2 Note thereunder shall have been satisfied in all respects;

                 (c) All conditions to the effectiveness of the Second Amendment to Liquidity Agreement, dated as of December 20, 1996, shall have been satisfied in all respects; and

                 (d) All conditions to the effectiveness of the Lease relating to the Series 1996-2 Note shall have been satisfied in all respects.

                 SECTION 4.  Reference to and Effect on the Related Documents.
(a) Upon the effectiveness of this Amendment, including Section 2 hereof, on and after the date hereof each reference in the Base Indenture to "this Indenture", "hereunder", "hereof" or words of like import referring to the Base Indenture, and each reference in the other Related Documents to "the Base Indenture" or "the Indenture", "thereunder", "thereof" or words of like import referring to the Base Indenture, shall mean and be a reference to the Base Indenture as supplemented and amended hereby, and each reference in the Related Documents to "the Definitions List attached to the Base Indenture as Schedule I thereto" or words of like import shall mean and be a reference to the "Definitions List" as defined in the Base Indenture as supplemented and amended by this Amendment.

                 (b) Except as specifically supplemented and amended above or as contemplated by Section 3 above, the Base Indenture and all other Related Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Base Indenture and all of the Collateral described therein do and shall continue to secure the payment of all NFLP Obligations to which such Collateral is applicable (giving effect to this Amendment).

                 (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any party thereto under any of the Related Documents, nor constitute a waiver of any provision of any of the Related Documents.

                 SECTION 5. Costs and Expenses. NFLP agrees to pay on demand all costs and expenses of the Master Collateral Agent, the Trustee, the Liquidity Agent and the NFC Collateral Agent in connection with the preparation, execution, delivery and administration of this Amendment and the other instruments and documents to be delivered under, or as contemplated by,
Section 3 hereof, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Master Collateral Agent, the Trustee, the Liquidity Agent and the NFC Collateral Agent with respect thereto and with respect to advising the Master Collateral Agent, the Trustee, the Liquidity Agent and the NFC Collateral Agent as to their respective rights and responsibilities hereunder and thereunder.

                 SECTION 6. No Recourse. The obligations of NFLP under this Amendment are solely the obligations of NFLP and are payable solely from the assets of NFLP. No recourse shall be had for the payment of any amount owing in respect of any fee hereunder or any other obligation or claim arising out of or based upon this Amendment against any limited partner of NFLP or against the capital or any other asset of the General Partner or against any stockholder, employee, officer, director or incorporator of the General Partner. Fees, expenses or costs payable by NFLP hereunder shall be payable by NFLP to the extent and only to the extent that NFLP is reimbursed therefor pursuant to any Lease (as defined giving effect to this Amendment) or the Related Documents (as defined giving effect to this Amendment), or funds are then available or thereafter become available for such purpose pursuant to Article 5 of the Base Indenture.

                 SECTION 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall constitute delivery of a manually executed counterpart of this Amendment.

                 SECTION 8. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York excluding (to the greatest extent a New York court would permit) any rule of law that would cause application of the laws of any jurisdiction other than the State of New York.

                 IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    NATIONAL CAR RENTAL FINANCING
                                    LIMITED PARTNERSHIP

                                    By:  NATIONAL CAR RENTAL
                                    FINANCING CORPORATION,
                                         its General Partner

                                    By: /s/ M.J. Becker
                                       -----------------------------------------
                                       Name: M.J. Becker
                                       Title: Asst. Secretary and Treasurer


                                    THE BANK OF NEW YORK,
                                    as Trustee

                                    By: /s/ Cheryl L. Laser
                                       -----------------------------------------
                                       Name: Cheryl L. Laser
                                       Title: Assistant Vice President